Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Taylor, President and Chief Executive Officer of Montpelier Re Holdings Ltd (the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ ANTHONY TAYLOR

Name: Anthony Taylor

Title: President and Chief Executive Officer

March 1, 2004

Date

I, K. Thomas Kemp, Chief Financial Officer of Montpelier Re Holdings Ltd. (the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ K. THOMAS KEMP

Name: K. Thomas Kemp

Title: Chief Financial Officer

March 1, 2004

Date